Exhibit 99.1

NEWS RELEASE

SPX REPORTS FIRST QUARTER 2009 RESULTS

Earnings per Share from Continuing Operations of $0.76

CHARLOTTE, NC — April 29, 2009 — SPX Corporation (NYSE:SPW) today reported results for the first quarter ended March 28, 2009:

•                  Revenues decreased 13.9% to $1.16 billion from $1.35 billion in the year-ago quarter.  Organic revenues* declined 7.5%, completed acquisitions increased reported revenues by 0.2%, and the impact of currency fluctuations decreased reported revenues by 6.6%.

•                  Segment income and margins were $125.8 million and 10.8%, compared with $160.4 million and 11.9% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $0.76, compared with $1.15 in the year-ago quarter.  The current year quarter included the following notable items:

•                  Special charges of $11.9 million, or $0.15 per share, related to restructuring actions,

•                  Other expense of $12.3 million, or $0.16 per share, related primarily to foreign currency fluctuations, and

•                  A tax benefit of $5.2 million, or $0.10 per share, related to the finalization of certain tax matters.

•                  Net cash used in continuing operations was $35.3 million, compared with net cash from continuing operations of $1.0 million in the year-ago quarter. The decrease in cash flow was due primarily to decreased operating income and increased cash restructuring spend.

•                  Free cash flow from continuing operations* during the quarter was a negative $50.6 million, compared with a negative $18.9 million in the year-ago quarter.  The decrease was due primarily to the items noted above, offset partially by lower capital expenditures in 2009.

Chris Kearney, Chairman, President and CEO said, “We continue to face very difficult conditions in many of our key end markets, as our customers deal with the economic recession and its impact on their businesses. While the current environment remains challenging, our cost control activities are taking hold, and we continue to execute on strategic restructuring actions to improve SPX for the future.

“We believe we are well-positioned to execute on the long-term growth opportunities in our three core end markets, global infrastructure, process equipment and diagnostic tools, and our financial strength provides us the flexibility to weather this economic downturn,” Kearney concluded.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the first quarter of 2009 were $394.0 million compared to $492.1 million in the first quarter of 2008, a decrease of $98.1 million, or 19.9%.  Organic revenues declined 9.8% in the quarter, driven primarily by softness in the dehydration, industrial and food and beverage markets.  The impact of currency fluctuations decreased revenues by 10.1% from the year-ago quarter.

Segment income was $50.1 million, or 12.7% of revenues, in the first quarter of 2009 compared to $46.7 million, or 9.5% of revenues, in the first quarter of 2008.  Segment income and margins were favorably impacted by improvement from the APV acquisition and the oil and gas end markets, offset by the softness noted above.  In addition, the 2008 results included a charge of $7.5 million representing the excess fair value of inventory acquired in the APV acquisition.

Test and Measurement

Revenues for the first quarter of 2009 were $196.0 million compared to $270.0 million in the first quarter of 2008, a decrease of $74.0 million, or 27.4%.  Organic revenues declined 21.3% in the quarter, driven primarily by the continued difficulties being experienced by global vehicle manufacturers and their dealer service networks.  The impact of currency fluctuations decreased revenues by 6.9% from the year-ago quarter, while acquisitions contributed 0.8% to reported revenues.

Segment income was $5.8 million, or 3.0% of revenues, in the first quarter of 2009 compared to $23.9 million, or 8.9% of revenues, in the first quarter of 2008.  Segment income and margins declined due to the organic and currency related declines noted above.

Thermal Equipment and Services

Revenues for the first quarter of 2009 were $342.2 million compared to $346.8 million in the first quarter of 2008, a decrease of $4.6 million, or 1.3%.  Organic revenue growth was 4.2% in the quarter, driven primarily by increased sales of thermal equipment into the power generation market. The impact of currency fluctuations decreased reported revenues by 5.5% from the year-ago quarter.

Segment income was $21.4 million, or 6.3% of revenues, in the first quarter of 2009 compared to $36.4 million, or 10.5% of revenues, in the first quarter of 2008.  The decrease in segment income and margins was due primarily to unfavorable product mix as compared to the year-ago quarter.  The decline in revenues attributable to currency fluctuations also contributed to the lower segment income.

Industrial Products and Services

Revenues for the first quarter of 2009 were $229.8 million compared to $241.0 million in the first quarter of 2008, a decrease of $11.2 million, or 4.6%.  Organic revenues declined 3.5% in the quarter, driven primarily by softness in the hydraulic tools product line.  The impact of currency fluctuations decreased revenues by 1.1% from the year-ago quarter.

Segment income was $48.5 million, or 21.1% of revenues, in the first quarter of 2009 compared to $53.4 million, or 22.2% of revenues, in the first quarter of 2008.  The decrease in segment income and margins was driven largely by the organic decline in the hydraulic tools product line noted above.

OTHER ITEMS

Share Repurchase Plan:  On September 19, 2008, the company announced that it had adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of up to 3.0 million shares of its common stock on or before October 30, 2009, in accordance with a share repurchase program authorized by its Board of Directors.

On December 18, 2008, the company announced that the repurchases under that plan had been completed, and that it had adopted an additional written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of up to 3.0 million additional shares of its common stock on or before December 31, 2009, in accordance with a share repurchase program authorized by its Board of Directors.

During the first quarter, the company repurchased 2.4 million shares of its common stock for $105.4 million, completing this latest share repurchase plan.

Dividend:   On February 23, 2009, the Board of Directors announced a quarterly dividend of $0.25 per common share payable on April 2, 2009, to shareholders of record on March 13, 2009.

The fourth quarter 2008 dividend of $0.25 per common share was paid on January 2, 2009.

Discontinued Operations:  During the third quarter of 2008, the company committed to a plan to divest a product line, previously reported in its Flow Technology segment. The sale of this product line was completed in the first quarter of 2009.

During the fourth quarter of 2008, the company committed to a plan to divest a product line which was previously reported in its Industrial Products and Services segment.  This sale is expected to be completed in 2009.

The financial condition, results of operations, cash flows and any gain realized or loss anticipated or realized from the sale of the product lines discussed above have been reported as discontinued operations in the attached condensed consolidated financial statements.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended March 28, 2009 with the Securities and Exchange Commission by May 1, 2009.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation is a Fortune 500 multi-industry manufacturing leader. The company offers highly-specialized engineered solutions to solve critical problems for customers.

SPX is focused on providing solutions that support the expansion of global infrastructure, with particular emphasis on the growing worldwide demand for energy and power. Its innovative product portfolio, containing many energy efficient products, includes cooling systems for power plants throughout the world; custom engineered process equipment that assists a variety of flow processes including food and beverage manufacturing, oil and gas exploration, distribution and refinement and power generation; handheld diagnostic tools that aid in vehicle maintenance and repair;

and power transformers that regulate voltage for electrical transmission and distribution by utility companies.

SPX is headquartered in Charlotte, North Carolina and employs more than 17,000 people worldwide in over 40 countries. Visit www.spx.com. (NYSE: SPW)

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2008.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

Contact:

Jeremy W. Smeltser (Investors)	Jennifer H. Epstein (Media)
704-752-4478	704-752-7403
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended
	March 28, 2009	March 29, 2008

Revenues	$1,162.0	$1,349.9

Costs and expenses:
Cost of products sold	829.9	946.1
Selling, general and administrative	242.5	290.3
Intangible amortization	5.2	6.7
Special charges, net	11.9	0.7
Operating income	72.5	106.1

Other income (expense), net	(12.3)	5.6
Interest expense	(23.0)	(31.1)
Interest income	2.1	2.3
Equity earnings in joint ventures	10.8	11.6
Income from continuing operations before income taxes	50.1	94.5
Income tax provision	(12.1)	(30.1)
Income from continuing operations	38.0	64.4

Income (loss) from discontinued operations, net of tax	(1.6)	3.4
Loss on disposition of discontinued operations, net of tax	(12.1)	(3.2)
Income (loss) from discontinued operations	(13.7)	0.2

Net income	24.3	64.6

Less: Net income (loss) attributable to noncontrolling interest	(0.1)	3.2

Net income attributable to SPX Corporation	$24.4	$61.4

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations for diluted income per share	$38.4	$62.4
Discontinued operations, net of tax	(14.0)	(1.0)
Net income for diluted income per share	$24.4	$61.4

Basic income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.77	$1.17
Loss from discontinued operations attributable to SPX Corporation common shareholders	(0.28)	(0.02)
Net income per share attributable to SPX Corporation common shareholders	$0.49	$1.15

Weighted average number of common shares outstanding - basic	49.952	53.158

Diluted income per share of common stock
Income from continuing operations attributable to SPX Corporation common shareholders	$0.76	$1.15
Loss from discontinued operations attributable to SPX Corporation common shareholders	(0.28)	(0.02)
Net income per share attributable to SPX Corporation common shareholders	$0.48	$1.13

Weighted average number of common shares outstanding - diluted	50.278	54.144

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	March 28,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and equivalents	$430.9	$475.9
Accounts receivable, net	1,221.8	1,306.9
Inventories, net	649.1	667.0
Other current assets	130.7	180.6
Deferred income taxes	80.1	101.5
Assets of discontinued operations	53.2	96.8
Total current assets	2,565.8	2,828.7
Property, plant and equipment
Land	35.9	36.3
Buildings and leasehold improvements	224.0	223.7
Machinery and equipment	677.2	678.3
	937.1	938.3
Accumulated depreciation	(442.3)	(437.7)
Net property, plant and equipment	494.8	500.6
Goodwill	1,757.2	1,779.7
Intangibles, net	631.7	646.8
Other assets	384.5	382.3
TOTAL ASSETS	$5,834.0	$6,138.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$545.3	$634.0
Accrued expenses	995.4	1,156.2
Income taxes payable	41.9	24.6
Short-term debt	135.3	112.9
Current maturities of long-term debt	76.4	76.4
Liabilities of discontinued operations	10.7	20.2
Total current liabilities	1,805.0	2,024.3

Long-term debt	1,270.5	1,155.4
Deferred and other income taxes	87.5	124.7
Other long-term liabilities	787.7	788.9
Total long-term liabilities	2,145.7	2,069.0

Equity:
SPX Corporation shareholders’ equity:
Common stock	975.2	972.3
Paid-in capital	1,392.7	1,393.9
Retained earnings	2,252.7	2,240.5
Accumulated other comprehensive loss	(243.6)	(179.9)
Common stock in treasury	(2,523.7)	(2,416.0)
Total SPX Corporation shareholders’ equity	1,853.3	2,010.8
Noncontrolling interest	30.0	34.0
Total equity	1,883.3	2,044.8
TOTAL LIABILITIES AND EQUITY	$5,834.0	$6,138.1

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended
	March 28, 2009	March 29, 2008
Cash flows from (used in) operating activities:
Net income	$24.3	$64.6
Less: Income (loss) from discontinued operations, net of tax	(13.7)	0.2
Income from continuing operations	38.0	64.4
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities
Special charges, net	11.9	0.7
Deferred and other income taxes	—	(16.8)
Depreciation and amortization	25.1	26.6
Pension and other employee benefits	13.9	15.1
Stock-based compensation	9.2	16.0
Other, net	18.9	2.8
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other assets	40.6	(88.1)
Inventories	11.4	(39.6)
Accounts payable, accrued expenses and other	(186.5)	22.5
Cash spending on restructuring actions	(17.8)	(2.6)
Net cash from (used in) continuing operations	(35.3)	1.0
Net cash used in discontinued operations	(3.9)	(6.7)
Net cash used in operating activities	(39.2)	(5.7)

Cash flows from (used in) investing activities:
Decrease in restricted cash	7.8	—
Business acquisitions and investments, net of cash acquired	—	(0.4)
Capital expenditures	(15.3)	(19.9)
Net cash used in continuing operations	(7.5)	(20.3)
Net cash from (used in) discontinued operations	18.6	(1.6)
Net cash from (used in) investing activities	11.1	(21.9)

Cash flows from (used in) financing activities:
Borrowings under revolving loan facilities	297.0	436.0
Repayments under revolving loan facilities	(182.0)	(316.0)
Borrowings under trade receivables agreement	75.0	70.0
Repayments under trade receivables agreement	(42.0)	(116.0)
Net repayments under other financing arrangements	(11.1)	(20.3)
Purchases of common stock	(113.2)	—
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.6)	(0.5)
Purchase of noncontrolling interest in subsidiary	(3.2)	—
Dividends paid	(13.1)	(13.2)
Net cash from continuing operations	1.8	40.0
Net cash from (used in) discontinued operations	0.2	(0.2)
Net cash from financing activities	2.0	39.8
Change in cash and equivalents due to changes in foreign exchange rates	(18.9)	18.5
Net change in cash and equivalents	(45.0)	30.7
Consolidated cash and equivalents, beginning of period	475.9	354.1
Consolidated cash and equivalents, end of period	$430.9	$384.8

Cash and equivalents of continuing operations	$430.9	$384.8

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended
	March 28, 2009	March 29, 2008%
Flow Technology

Revenues	$394.0	$492.1	-19.9%
Gross profit	130.5	146.8
Selling, general and administrative expense	77.6	97.1
Intangible amortization expense	2.8	3.0
Segment income	$50.1	$46.7	7.3%
as a percent of revenues	12.7%	9.5%

Test and Measurement

Revenues	$196.0	$270.0	-27.4%
Gross profit	53.0	84.5
Selling, general and administrative expense	45.5	58.6
Intangible amortization expense	1.7	2.0
Segment income	$5.8	$23.9	-75.7%
as a percent of revenues	3.0%	8.9%

Thermal Equipment and Services

Revenues	$342.2	$346.8	-1.3%
Gross profit	72.8	89.9
Selling, general and administrative expense	50.8	52.0
Intangible amortization expense	0.6	1.5
Segment income	$21.4	$36.4	-41.2%
as a percent of revenues	6.3%	10.5%

Industrial Products and Services

Revenues	$229.8	$241.0	-4.6%
Gross profit	78.5	85.2
Selling, general and administrative expense	29.9	31.6
Intangible amortization expense	0.1	0.2
Segment income	$48.5	$53.4	-9.2%
as a percent of revenues	21.1%	22.2%

Total segment income	$125.8	$160.4
Corporate expenses	23.3	30.2
Pension and postretirement expense	8.9	7.4
Stock-based compensation expense	9.2	16.0
Special charges, net	11.9	0.7
Consolidated Operating Income	$72.5	$106.1	-31.7%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE GROWTH RECONCILIATION

(Unaudited)

	Three Months ended March 28, 2009
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Growth (Decline)

Flow Technology	(19.9)%	—%	(10.1)%	(9.8)%

Test and Measurement	(27.4)%	0.8%	(6.9)%	(21.3)%

Thermal Equipment and Services	(1.3)%	—%	(5.5)%	4.2%

Industrial Products and Services	(4.6)%	—%	(1.1)%	(3.5)%

Consolidated	(13.9)%	0.2%	(6.6)%	(7.5)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended
	March 28, 2009	March 29, 2008

Net cash from (used in) continuing operations	$(35.3)	$1.0

Capital expenditures - continuing operations	(15.3)	(19.9)

Free cash flow used in continuing operations	$(50.6)	$(18.9)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

	Three months ended
	March 28, 2009

Beginning cash and equivalents	$475.9

Operational cash flow	(35.3)
Capital expenditures	(15.3)
Decrease in restricted cash	7.8
Borrowings under revolving loan facilities	297.0
Repayments under revolving loan facilities	(182.0)
Net repayments under other financing arrangements	(11.1)
Net borrowing under trade receivable agreement	33.0
Purchases of common stock	(113.2)
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.6)
Purchase of noncontrolling interest in subsidiary	(3.2)
Dividends paid	(13.1)
Cash from discontinued operations	14.9
Change in cash due to change in foreign exchange rates	(18.9)

Ending cash and equivalents	$430.9

	Debt at				Debt at
	12/31/2008	Borrowings	Repayments	Other	3/28/2009

Term loan	$675.0	$—	$—	$—	$675.0
Domestic revolving loan facility	65.0	297.0	(182.0)	—	180.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	—	75.0	(42.0)	—	33.0
Other indebtedness	55.2	—	(11.1)	0.6	44.7

Totals	$1,344.7	$372.0	$(235.1)	$0.6	$1,482.2